Exhibit 99.1

Trulia Reports Third Quarter 2012 Results

Mobile drives record audience and revenue leading to first quarter of positive adjusted EBITDA

•	Record revenue of $18.5 million, up 76% year-over- year

•	Record traffic of almost 25 million monthly unique visitors, with mobile visitors increasing 129% year-over-year

•	Record number of new user-generated content contributions of approximately 842,000, up 68% year-over-year

•	First quarter of positive adjusted EBITDA

SAN FRANCISCO, November 7, 2012 – Trulia, Inc. (NYSE: TRLA), a leading online marketplace for homebuyers, sellers, renters and real estate professionals, today announced financial results for the quarter ended September 30, 2012.

“In our first quarter as a public company, Trulia delivered record traffic and record revenue contributing to the Company’s first quarter of positive adjusted EBITDA,” said Pete Flint, Chief Executive Officer of Trulia. “Our ability to monetize our mobile traffic at rates higher than the web puts us in an advantageous position, as our industry continues to migrate to mobile. Additionally, our competitive advantage continues to grow as the Trulia community contributed unique insights at a record pace of one new piece of user-generated content every 10 seconds during the quarter.”

Third Quarter 2012 Financial Highlights

•	Total revenue for the third quarter of 2012 was $18.5 million, an increase of 76% year-over-year.

•	Net loss attributable to common stockholders for the quarter was $1.7 million, compared with $1.5 million in the third quarter of 2011.

•	Adjusted EBITDA for the quarter was $0.3 million, compared with -$0.4 million in the third quarter of 2011. This marked Trulia’s first quarter of positive adjusted EBITDA.

•	Raised net proceeds of $89.4 million from the Company’s initial public offering in September.

Key Business Metrics

•	Average monthly unique visitors in the quarter were 24.9 million, an increase of 50% from 16.6 million in the same period last year.

•	Mobile monthly unique visitors in the quarter were 5.8 million, an increase of 129% from 2.5 million in the same period last year.

•	Total subscribers at the end of the quarter were 22,763, a 34% increase from 16,935 at the end of the same period last year.

•	Average monthly revenue per subscriber for the quarter was $154, a 45% increase from $106 in the same period last year.

•

New contributions to user-generated content totaled approximately 842,000 during the quarter, a 68% increase from approximately 500,000 in the same period last year. At the end of the third quarter of 2012, this amounted to a cumulative total of more than six million pieces of user-generated content.

Selected Business Highlights

Trulia announced several innovations during the quarter:

•

Trulia Mobile Subscription Product Expansion: Trulia mobile subscription units were expanded to the Trulia iPad app and are now being served in the map view. Trulia also expanded the offering by launching a six-month subscription package.

•

Commute Maps: Trulia rolled out its interactive Commute Maps, a way to visualize driving and public transit times to best help identify where users want to live in relation to where they commute everyday to work. Commute Maps are fully integrated into a user’s home search along with Trulia’s crime maps, school maps and amenities.

•

Expansion of Mobile Offering: Trulia launched the Trulia Real Estate App and the Trulia Rentals App for Amazon’s Kindle Fire HD introducing new apps for maps and location-based searching to take advantage of the Kindle Fire HD’s new features. Additionally, Trulia updated its Trulia Rentals app for Android Phones, and released a brand new rentals App for Android tablets.

Conference Call Details

A conference call to discuss Trulia’s third quarter 2012 results will be held today at 2 p. m. Pacific Time (5 p.m. Eastern Time). A live webcast of the conference call will be available on the Trulia Investor Relations website at http://ir.trulia.com/. A live dial-in will be available at 800-920-8624, or internationally at 617-597-5430, using passcode 78094682. Following the completion of the call, a recorded replay of the webcast will be available on the Trulia Investor Relations website for one year. A telephone replay of the call will be available at 888-286-8010, or internationally at 617-801-6888, using passcode 77067963, until November 14, 2012.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our expectations regarding industry transition to mobile, our ability to monetize mobile, and the growth of our competitive advantage in user-generated content. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our continued ability to monetize mobile products and services and whether users continue to contribute valuable content to our platform. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Prospectus related to our initial public offering of common stock filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration No. 333-183364). The forward-looking statements in this press release are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measure: Adjusted EBITDA

Trulia’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, change in fair value of warrant liability, and stock-based compensation. Adjusted EBITDA excludes these items as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Trulia believes these adjustments provide useful comparative information to investors.

Trulia also considers this non-GAAP financial measure to be important because it provides a useful measure of the operating performance of the Company and is used by the Company’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non- GAAP measures used by other companies.

About Trulia

Trulia (NYSE: TRLA) gives home buyers, sellers, owners and renters the inside scoop on properties, places and real estate professionals. Trulia has unique info on the areas people want to live that can’t be found anywhere else: users can learn about agents, neighborhoods, schools, crime, commute times and even ask the local community questions. Real estate professionals use Trulia to connect with millions of transaction-ready buyers and sellers each month via our hyper local advertising services, social recommendations and top-rated mobile real estate apps. Trulia is headquartered in downtown San Francisco. Trulia is a registered trademark of Trulia, Inc.

Source: Trulia, Inc.

Contacts:

Ian Lee, 415-400-7238 (Investor Relations)

ir@trulia.com

Ken Shuman, 415-517-7211 (Media)

pr@trulia.com

TRULIA, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months September 30,		Nine Months September 30,
	2012	2011	2012	2011
Revenue	$18,544	$10,533	$47,531	$26,781
Cost and operating expenses:
Cost of revenue (exclusive of amortization of product development cost)	2,615	1,642	7,308	4,001
Technology and development	5,235	3,626	15,140	10,277
Sales and marketing	8,441	5,010	23,638	12,288
General and administrative	3,631	1,660	9,656	4,191

Total cost and operating expenses	19,922	11,938	55,742	30,757
Loss from operations	(1,378)	(1,405)	(8,211)	(3,976)
Interest income	3	4	10	10
Interest expense	(268)	(94)	(759)	(135)
Change in fair value of warrant liability	(46)	—	(369)	—

Loss before provision for income taxes	(1,689)	(1,495)	(9,329)	(4,101)
Provision for income taxes	—	—	—	—

Net loss attributable to common stockholders	$(1,689)	$(1,495)	$(9,329)	$(4,101)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.22)	$(1.23)	$(0.62)

Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	8,805,722	6,720,268	7,572,902	6,618,082

Reconciliation of Adjusted EBITDA to net loss:

Net loss attributable to common stockholders	$(1,689)	$(1,495)	$(9,329)	$(4,101)
Non-GAAP adjustments:
Interest income	(3)	(4)	(10)	(10)
Interest expense	268	94	759	135
Depreciation and amortization	886	701	2,472	1,721
Change in fair value of warrant liability	46	—	369	—
Stock-based compensation	793	304	1,809	1,141

Adjusted EBITDA	$301	$(400)	$(3,930)	$(1,114)

TRULIA, INC.

Condensed Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$101,590	$7,041
Short-term investments	85	4,300
Accounts receivable, net of allowance for doubtful accounts of $98 and $80 as of September 30, 2012 and December 31, 2011	6,353	3,715
Prepaid expenses and other current assets	1,333	524

Total current assets	109,361	15,580
Property and equipment, net	6,227	5,548
Goodwill	2,155	2,155
Other assets	1,703	912

TOTAL ASSETS	$119,446	$24,195

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$943	$1,335
Accrued liabilities	4,562	1,505
Accrued compensation and benefits	3,424	2,042
Deferred revenue	13,243	4,827
Deferred rent, current portion	348	387
Capital lease liability, current portion	282	292
Long-term debt, current portion	1,707	730
Preferred stock warrant liability	—	297

Total current liabilities	24,509	11,415
Deferred rent,net of current portion	497	638
Capital lease liability, net of current portion	35	156
Long-term debt, net of current portion	8,016	8,862
Other long-term liabilities	—	85

Total liabilities	33,057	21,156

Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	—
Common stock	—	—
Additional paid-in capital	131,922	39,243
Accumulated deficit	(45,533)	(36,204)

Total stockholders’ equity	86,389	3,039

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$119,446	$24,195

TRULIA, INC.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,329)	$(4,101)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,472	1,721
Stock-based compensation	1,809	1,141
Provision for doubtful accounts	53	163
Issuance of common stock warrants in exchange for services	—	93
Change in fair value of warrant liability	369	—
Amortization of debt discount	131	—
Amortization of debt issue cost	23	1
Changes in operating assets and liabilities:
Accounts receivable	(2,691)	(1,219)
Prepaid expenses and other current assets	(809)	(149)
Other assets	(533)	(164)
Accounts payable	(1,061)	942
Accrued liabilities	2,385	44
Accrued compensation and benefits	1,382	154
Deferred rent	(180)	522
Deferred revenue	8,416	2,232
Other long-term liabilities	(85)	—

Net cash provided by operating activities	2,352	1,380

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	—	(2,200)
Decrease in restricted cash	—	4,645
Reclass from restricted cash to short-term investments	—	(4,300)
Reclass from cash equivalents to short-term investments	(85)
Maturities of short-term investments	4,300	—
Purchases of property and equipment	(3,387)	(4,255)

Net cash provided by (used in) investing activities	828	(6,110)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts	93,279	—
Payment of costs related to initial public offering	(2,401)	—
Proceeds from long-term debt	—	12,035
Repayment of notes payable	—	(110)
Repayments on long-term debt	—	(4,045)
Repayments on capital lease liability	(250)	(110)
Proceeds from exercise of stock options	741	330
Proceeds from exercise of common stock warrants	—	45

Net cash provided by financing activities	91,369	8,145

NET INCREASE IN CASH AND CASH EQUIVALENTS	94,549	3,415
CASH AND CASH EQUIVALENTS — Beginning of period	7,041	4,395

CASH AND CASH EQUIVALENTS — End of period	$101,590	$7,810

Supplemental disclosures of cash flow information:
Cash paid for interest	$586	$93

Cash paid for income taxes	$4	$9

Non-cash investing and financing activities:
Deferred offering cost in accounts payable and accrued liabilities	$1,431	$—

Stock-based compensation capitalized in product development costs	$30	$21

Conversion of preferred stock warrants to common stock warrants	$666	$—

Purchase of equipment under capital leases	$119	$440

Net change related to purchase of equipment in accounts payable and accrued liabilities	$(90)	$(500)